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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

BUCYRUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	333-16715 (Commission File Number)	39-0188050 (IRS Employer Identification No.)
P. O. BOX 500 1100 MILWAUKEE AVENUE SOUTH MILWAUKEE, WISCONSIN 53172 (Address of principal executive offices) (Zip Code)

(414) 768-4000

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events and Regulation FD Disclosure.

        On April 8, 2004, Bucyrus International, Inc. issued a press release announcing the filing of a registration statement on Form S-1 with the Securities and Exchange Commission for a proposed initial public offering of Class A shares of common stock. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.
Exhibit 99.1	Press release of the Registrant, dated April 8, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.
By:	/s/ CRAIG R. MACKUS Name: Craig R. Mackus Title: Vice President—Finance and Secretary

Dated: April 8, 2004

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INFORMATION TO BE INCLUDED IN THE REPORT
SIGNATURES